                                                                       EXHIBIT 4

                                    GMO TRUST

                                AMENDMENT NO. 25
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

      The undersigned, constituting at least a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated June 23, 2000 (the "Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to change the names of the "GMO Small Cap Growth Fund", the "GMO Small Cap Value Fund", and the "GMO Tax-Managed Small Companies Fund", each a series of the GMO Trust, to the "GMO Small/Mid Cap Growth Fund", the "GMO Small/Mid Cap Value Fund", and the "GMO Tax-Managed Small/Mid Cap Fund," respectively, do hereby direct that this Amendment No.25 be filed with the Secretary of the Commonwealth of Massachusetts and do hereby amend the Declaration of Trust so that Schedule 3.6 of the Declaration of Trust is amended and restated in its entirety as attached hereto.

      The foregoing amendment shall become effective on August 31, 2005.

      IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 28th day of June, 2005.

                                                  ____________________________
                                                  Donald W. Glazer
                                                  225 Kenrick Street
                                                  Newton, MA  02458

                                                  ____________________________
                                                  Jay O. Light
                                                  30 Wellesley Road
                                                  Belmont, Massachusetts  02478

                                                  ____________________________
                                                  W. Nicholas Thorndike
                                                  10 Walnut Place
                                                  Brookline, MA 02245

                                                  Schedule 3.6 to Decl. of Trust

Series
------
GMO U.S. Core Fund
GMO Tobacco-Free Core Fund
GMO Value Fund
GMO Intrinsic Value Fund
GMO Growth Fund
GMO Small/Mid Cap Value Fund
GMO Small/Mid Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Tax-Managed Small/Mid Cap Fund
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Emerging Markets Quality Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Alpha Only Fund
GMO Inflation Indexed Bond Fund
GMO Emerging Country Debt Share Fund
GMO International Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund
GMO U.S. Sector Fund
GMO Special Purpose Holding Fund
GMO Taiwan Fund
GMO Short-Duration Collateral Fund
GMO Benchmark-Free Allocation Fund
GMO U.S. Quality Equity Fund
GMO Global Growth Fund

GMO World Opportunity Overlay Fund
GMO Alternative Asset Opportunity Fund
GMO Strategic Balanced Allocation Fund
GMO World Opportunities Equity Allocation Fund
GMO Developed World Stock Fund